UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-197319	04-3583955
(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Corporate Center Drive Earth City, Missouri	63045
(Address of principal executive offices)	(Zip Code)

(314) 595-0100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 14, 2015, Interface Security Systems Holdings, Inc. (the “Company”) announced the appointment of Chuck Moeling as Chief Marketing Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with his appointment, Interface Security Systems, L.L.C., a subsidiary of the Company, entered into an employment agreement (the “Employment Agreement”) with Mr. Moeling, dated August 10, 2015. Pursuant to the Employment Agreement, Mr. Moeling will receive a base salary of $225,000. A copy of the Employment Agreement is attached here to as Exhibit 10.1 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Moeling and any other persons pursuant to which he was selected as Chief Marketing Officer. Mr. Moeling is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or its subsidiary.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

10.1	Employment Agreement dated August 10, 2015, by and between Interface Security Systems, L.L.C. and Charles H. Moeling.
99.1	Press Release dated August 14, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.

By: /s/ Kenneth Obermeyer
Kenneth Obermeyer
Date: August 14, 2015	Chief Financial Officer

Exhibit Index

Exhibit	Description

10.1	Employment Agreement dated August 10, 2015, by and between Interface Security Systems, L.L.C. and Charles H. Moeling.
99.1	Press Release dated August 14, 2015.